Exhibit 10.7

SECOND AMENDMENT TO

AMENDED AND RESTATED

SECURITY AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED SECURITY AGREEMENT, dated as of April 16, 2003 (this “Amendment”), is made by OVERHILL FARMS, INC., a Nevada corporation (the “Company”), and OVERHILL L.C. VENTURES, INC., a California corporation (“Overhill Ventures” and, together with the Company, and any future direct or indirect Subsidiaries of Company and Overhill Ventures from time to time party hereto, the “Debtors” and, individually, a “Debtor”) in favor of LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership (“Secured Party”).

RECITALS

A. The parties are party to that certain Amended and Restated Security Agreement dated as of October 29, 2002, as amended by an Amendment to Amended and Restated Security Agreement dated as of April 4, 2003 (as so amended and as further amended from time to time, the “Security Agreement”), pursuant to which, among other things, the Debtors granted to Secured Party security interests and liens in and to the Collateral to secure the payment and performance of all Obligations as provided for therein. Capitalized terms used and not defined herein have the meanings set forth in the Security Agreement.

B. Concurrently herewith, the Company, the entities from time to time parties thereto as Guarantors (including Overhill Ventures) and the Purchaser are entering into that certain Second Amended and Restated Securities Purchase Agreement dated as of April 16, 2003 (the “Securities Purchase Agreement”), pursuant to which, among other things, the parties thereto are amending and restating the Existing Securities Purchase Agreement (as defined therein), all on the terms and subject to the conditions set forth therein.

C. The parties wish to amend further Schedule 3 (Bank Accounts, Instruments and Chattel Paper) to the Security Agreement as provided for herein.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto amend the Security Agreement as follows:

1. Amendment to Schedule 3 (Bank Accounts, Instruments and Chattel Paper) to Security Agreement. Pursuant to Section 19 of the Security Agreement, Schedule 3 (Bank Accounts, Instruments and Chattel Paper) to the Security Agreement is hereby amended by replacing such Schedule in its entirety with Schedule 3 attached hereto which, from and after the date hereof, shall be a part thereof.

2. Acknowledgment and Confirmation of Security Interest. Each Debtor hereby confirms and ratifies its prior assignment and grant, and assigns and grants to Secured Party, a continuing, first priority security interest and Lien in all of such Debtor’s right, title and interest in, to and under the Collateral, subject only to the Liens in favor of the Senior Lender as provided in the Security Agreement.

3. Ratification. The Debtors acknowledge that the Security Agreement, as amended hereby, shall remain binding upon each Debtor and all provisions thereof shall remain in full force and effect. Each Debtor expressly ratifies and reaffirms its obligations to Secured Party under the Security Agreement and the other Collateral Documents.

4. Miscellaneous.

4.1 Complete Agreement. The Security Agreement, as amended by this Amendment, constitutes the complete agreement among the parties with respect to the subject matter hereof and supersedes any prior written or oral agreements, writings, communications or understandings of the parties hereto and thereto, with respect to such matter.

4.2 Counterparts. This Amendment may be executed in any number of counterparts and by facsimile, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

4.3 Governing Law. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE CHOICE OF LAW OR CONFLICTS OF LAW PRINCIPLES THEREOF.

4.4 No Limitation on Rights. This Amendment amends the Security Agreement on and as of the date hereof, and the Security Agreement, as amended hereby, shall remain in full force and effect in accordance with its terms. The execution, delivery and effectiveness of this Amendment shall not (a) limit, impair, constitute a waiver by, or otherwise affect any right, power or remedy of, Secured Party under the Security Agreement, as amended hereby, or any other Investment Document, (b) constitute a waiver of any provision in the Security Agreement or any other Investment Document or (c) except as set forth in this Amendment, alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Security Agreement or any other Investment Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

DEBTORS
OVERHILL FARMS, INC., a Nevada corporation

By:	/s/ James Rudis
James Rudis President and Chief Executive Officer

By:	/s/ John Steinbrun
John Steinbrun Senior Vice President and Chief Financial Officer

OVERHILL L.C. VENTURES, INC., a California corporation

By:	/s/ James Rudis
James Rudis President

By:	/s/ Richard A. Horvath
Richard A. Horvath Chief Financial Officer

ACKNOWLEDGED AND ACCEPTED: SECURED PARTY

LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership

By:	LLCP California Equity Partners II, L.P., a California limited partnership, its General Partner

	By:	Levine Leichtman Capital Partners, Inc., its General Partner

		By:	/s/ Steven E. Hartman
Steven E. Hartman Vice President